[GRAPHIC  OMITED]



                               [GRAPHIC  OMITED]




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 29, 2002 on the financial statements of Wizbang Technologies Inc. for the fiscal year ended March 31, 2002 which are contained in the Company's amendment #2 to its annual report filed on Form 10-KSB/A.


Vancouver,  Canada
February  26,  2003


Manning  Elliott
CHARTERED  ACCOUNTANTS

/s/ Manning  Elliott
____________________________
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